Exhibit 10(p)

FORM OF

Amendment
to the
Employment Agreement
(409A)

This Amendment to the Employment Agreement is entered into as of [date], by and between Sandy Spring Bancorp, Inc., Sandy Spring Bank (collective referred to as the “Employers”), and [name] (the “Officer”).

WHEREAS, the Officer is currently employed as the [title] of the Employers;

WHEREAS, the Officer and the Employers previously entered into an Employment Agreement dated [date] (the “Employment Agreement”);

WHEREAS, the Officer and the Employers desire to amend the Employment Agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1.  A new Section 27 is added to the Employment Agreement  to read as follows:

27.     Section 409A

(i)       The Officer will be deemed to have a termination of employment for purposes of determining the timing of any payments that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A.

(ii)      If at the time of the Officer’s separation from service, (a) the Officer is a “specified employee” (within the meaning of Section 409A and using the methodology selected by the Employers) and (b) the Employers make a good faith determination that an amount payable or the benefits to be provided hereunder constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six-month delay rule of Section 409A in order to avoid taxes or penalties under Section 409A, then the Employers will not pay the entire amount on the otherwise scheduled payment date but will instead pay on the scheduled payment date the maximum amount permissible in order to comply with Section 409A (i.e., any amount that satisfies an exception under the Section 409A rules from being categorized as deferred compensation) and will pay the remaining amount (if any) in a lump sum on the first business day after such six month period.

(iii)     To the extent the Officer would be subject to an additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such tax and the parties shall promptly execute any amendment reasonably necessary to implement this Section 27.  The Officer and the Employers agree to cooperate to make such amendment to the terms of this Agreement as may be necessary to avoid the imposition of penalties and taxes under Section 409A; provided, however, that the Officer agrees that any such amendment shall provide the Officer with economically equivalent payments and benefits, and the Officer agrees that any such amendment will not materially increase the cost to, or liability of, the Employers with respect to any payment.

(iv)      For purposes of the this Agreement, Section 409A shall refer to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and any other authoritative guidance issued thereunder.

2.         Except as expressly provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect and shall be binding on the parties hereto until the expiration of the term of the Agreement.

3.         Effectiveness of this Amendment to the Employment Agreement shall be conditioned upon approval by Employers’ Boards of Directors (or the appropriate committees thereof), and this Amendment to the Employment Agreement shall become effective on the later of date of such approval and execution by both parties hereto (the “Effective Date”).

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to the Employment Agreement, or have caused this Amendment to the Employment Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

SANDY SPRING BANCORP, INC.

By:

Title:

SANDY SPRING BANK

By:

Title:

OFFICER

Name